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                                                                   EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                             FORMULA FOOTWEAR, INC.
                              (A UTAH CORPORATION)

                                  WITH AND INTO

                         VSUS TECHNOLOGIES INCORPORATED
                            (A DELAWARE CORPORATION)

                           ---------------------------


         Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

         FIRST: The names of the constituent corporations are VSUS Technologies Incorporated, a Delaware corporation, and Formula Footwear, Inc., a Utah corporation.

         SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation is VSUS Technologies Incorporated, a Delaware corporation.

         FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

         FIFTH: The executed Agreement and Plan of Merger is on file at 622 Third Ave., 33rd Floor, New York, NY 10017, an office of the surviving corporation.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

         SEVENTH: The authorized capital stock and par value of the non-Delaware corporation is 50,000,000 shares of common stock, $.001 par value per share.

         EIGHTH: The merger is to become effective as of the filing of this Certificate of Merger by the Secretary of State of the State of Delaware.

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                                                                   EXHIBIT 2.2

         IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 9th day of June, 2004.


                         VSUS TECHNOLOGIES INCORPORATED



                                            By:  /s/ Matis Cohen
                                                 -------------------------
                                                     Name: Matis Cohen
                                                     Title: President

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